Exhibit 10.1

AMENDMENT NO. 2 TO

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made effective as of March 15, 2024, by and between Swiftmerge Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Original Agreement (as defined below).

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement on December 17, 2021, as amended on June 15, 2023 (the “Trust Agreement”);

WHEREAS, the Company has sought the approval of the holders of its Class A Ordinary Shares and holders of its Class B ordinary Shares, at an extraordinary general meeting (the “EGM”) to: (i) extend the date before which the Company must complete a business combination from March 15, 2024 to June 17, 2025 (the “Extension Amendment”) and (ii) extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from promptly after March 15, 2024 to promptly after June 17, 2025 (the “Trust Amendment”);

WHEREAS, holders of at least two-thirds (66.6%) of the then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares who attended and voted at the EGM, voting together as a single class, approved the Extension Amendment and sixty-five percent (65%) of the issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares approved the Trust Amendment; and

WHEREAS, the parties desire to amend the Trust Agreement to, among other things, reflect amendments to the Trust Agreement contemplated by the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement.

1.1.	The following clause shall be deleted from the preamble in its entirety:

1.2.	Section 1(c) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(c) In a timely manner, upon the written instruction of the Company, invest and reinvest the Property (x) in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (or any successor rule), which invest only in direct U.S. government treasury obligations, as determined by the Company or (y) in an interest bearing demand deposit account at a bank, as directed by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder; and while account balances are invested or uninvested, the Trustee may earn bank credits or other consideration;”

1.3.	Section 1(e) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(e) [Reserved]”

1.4.	Section 1(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein; or (y) upon June 17, 2025, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its income taxes (less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by June 17, 2025 or such earlier date as is determined by our Board to be in the best interests of the Company, the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders”.

1.5.	Sections 2(e) and 2(f) of the Original Agreement are hereby amended and restated in their entirety as follows:

“(e) [Reserved] (f) [Reserved]”

1.7.	Section 6(i) of the Original Agreement is hereby amended and restated in its entirety as follows:

“(i) [Reserved]

2. Amendments to Exhibits. Effective as of the execution hereof, Exhibit A of the Original Agreement is hereby deleted and replaced in its entirety with Exhibit A hereto.

3. Miscellaneous Provisions.

3.1.

Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

3.2.

Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.3.	Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

3.4.	Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

3.5.	Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

3.6.

Entire Agreement. The Original Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

3.7.

Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) of the Original Agreement, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies in the Trust Account.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

Swiftmerge Acquisition Corp.

By:	/s/ John S. Bremner
Name:	John S. Bremner
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Investment Management Trust Agreement]

3